Exhibit 99.1

Franklin Financial Network Announces Third-Quarter Earnings Per Diluted Share Of $0.62

FRANKLIN, Tenn., Oct. 18, 2016 /PRNewswire/ -- Franklin Financial Network, Inc. (NYSE: FSB), the parent company (the "Company") of Franklin Synergy Bank (the "Bank"), today announced record financial results for the third quarter and nine months ended September 30, 2016. For the third quarter, net income available for common shareholders increased 37.2% to $7.0 million from $5.1 million for the third quarter of 2015. Earnings per diluted share were $0.62 for the third quarter of 2016, up 34.8% from $0.46 for the third quarter of 2015.

For the first nine months of 2016, net income available for common shareholders increased 78.5% to $20.2 million from $11.3 million for the first nine months of 2015. Earnings per diluted share grew 60.7% for the first nine months of 2016 to $1.80 from $1.12 for the same period in 2015.

Highlights for the third quarter of 2016 include:

  Profitability measures remained strong, with return on average assets of 1.06% for the quarter and return on average tangible common equity of 14.33%.
  Net interest income plus noninterest income increased 24.4% to $25.6 million from $20.5 million for the same period in 2015.
  The efficiency ratio remained low at 53.65% compared with 52.85% in 2015.
  Total loans, including loans held for sale, increased 47.6% or $542.4 million to $1.68 billion at the quarter's end from $1.14 billion at September 30, 2015.
  Credit quality remained strong for the quarter, with nonperforming loans at 0.10% of total loans, excluding loans held for sale; the allowance for loan losses increasing to 0.94% of total loans, excluding loans held for sale; and net charge-offs for the quarter of 0.01% of average loans.
  Tangible book value per share increased 17.0% to $18.49 at the end of the quarter compared with $15.80 at the end of the third quarter of 2015.

"The Company produced substantial growth in earnings per diluted share for the third quarter," said Richard Herrington, the Company's Chairman, President, and Chief Executive Officer. "Historically, from an earnings perspective, the third quarter is our weakest quarter due to seasonal trends in deposits and construction lending, contributing, in part, to a lower net interest margin. Further, comparison to the third quarter last year is distorted because of a $1.2 million increase in net interest income in the third quarter of 2015 resulting from the pay-off of a purchased credit-impaired loan.

"The earnings growth in the third quarter this year, compared to last year, was driven by a combination of loan growth, record mortgage banking levels, and continued strong asset quality performance. Compared to second quarter 2016, net income growth was slowed by the narrower net interest margin discussed above, as well as the Company's investment in people and technology infrastructure to build a stronger foundation for future growth. As our infrastructure upgrades are completed and implemented in the first half of 2017, we expected the level of new investment to moderate.

"The Company's performance for the third quarter and year-to-date continued to reflect favorable economic trends in our core middle Tennessee market, comprised primarily of the three-county metro area including Davidson (Nashville), Williamson (Franklin) and Rutherford (Murfreesboro) counties. Recent economic reports indicate that the Nashville metro area had the second-highest rate of wage growth in the country for 2015, consistent with a report from the Brookings Metropolitan Policy Program that found the Nashville area ranked first in the nation in the growth of high-tech manufacturing and other 'advanced industries' jobs. These reports complement earlier statistics that rank this market in the top tier of national metro areas for job growth, business startups, entrepreneurship and even as a great place to retire. We believe the Company is well-positioned to leverage these trends to produce further profitable growth."

Strong Asset Quality

  At September 30, 2016, nonperforming loans were 0.10% of total loans, excluding loans held for sale, compared with 0.10% and 0.07% at June 30, 2016 and September 30, 2015.
  Nonperforming assets were 0.10% of total loans, excluding loans held for sale, plus foreclosed assets, compared with 0.12% and 0.09% at June 30, 2016 and September 30, 2015.
  The allowance for loan losses increased to 0.94% of total loans, excluding loans held for sale, compared with 0.92% and 0.87% at June 30, 2016 and September 30, 2015.
  There were net charge-offs for the third quarter of 2016 of 0.01% of average loans compared with negligible net recoveries for the second quarter of 2016 and third quarter of 2015.

Attractive, Growing, Local Markets Support Expansion of Balance Sheet

  Total assets were $2.70 billion at September 30, 2016, an increase of 35.0% from September 30, 2015.
  Total loans, including loans held for sale, increased to $1.68 billion at the end of the third quarter of 2016, up 47.6% or $542.4 million from 2015, primarily due to an increase of $153.7 million in business loans, which included $84.2 million in healthcare loans; and growth in real estate loans, with increases of $140.0 million in construction loans; $122.4 million in 1-4 family real estate loans; and $116.2 million in commercial real estate loans.
  The mix of total loans at the end of the third quarter was consistent with the mix at the end of the prior quarter, with total real estate lending at 77.5% and business loans at 22.3% of total gross loans.
  Deposits were $2.22 billion at September 30, 2016, an increase of 29.4% from September 30, 2015. Non-interest bearing deposits increased 30.8% compared with the third quarter of 2015 and interest bearing deposits increased 29.2%.

Strong Growth in the Loan Portfolio and Noninterest Revenue Drive Earnings per Share

  Net interest income for the third quarter of 2016 increased 23.5% to $20.7 million from $16.7 million for the third quarter of 2015. The growth in net interest income reflected strong growth in interest earning assets, somewhat offset by reduced yield, as well as the growth, change in mix and increased average rate of interest bearing liabilities, which included the issuance of $40 million of subordinated notes on March 31, 2016 and $20 million of subordinated notes on June 30, 2016.
  The average yield on total interest earning assets was 4.12% for the third quarter of 2016, down 17 basis points from 4.29% for the third quarter of 2015. The average rate on total interest bearing liabilities was 0.91% for the third quarter of 2016, up 25 basis points from 0.66% for the third quarter of 2015. Net interest margin, adjusted for tax equivalent yield, was 3.34% for the third quarter of 2016, compared with 3.73% for the third quarter last year, which included the impact of a $1.2 million increase in net interest income for the third quarter of 2015 due to the pay-off of a purchased credit-impaired loan.
  Noninterest income for the third quarter of 2016 was $4.9 million, up 28.4% from the third quarter of 2015. The increase primarily reflected net gains on the sales of loans and securities, as well as significant growth in other service charges and fees and wealth management income.
  Noninterest expense increased 26.3% to $13.7 million for the third quarter of 2016 from $10.9 million for the third quarter of 2015, primarily due to increased salaries and employee benefits related to both the Company's growth and stronger mortgage banking performance, increased professional fees and a growth-related increase in occupancy and equipment expense. The Company's efficiency ratio increased to 53.65% for the third quarter of 2016, compared with 52.85% for the third quarter of 2015.
  The Company's effective income tax rate improved to 32.7% for the third quarter of 2016 compared with 35.3% for the third quarter of 2015, primarily due to an increase in municipal debt in the securities portfolio and other tax strategies.

Webcast and Conference Call Information

The Company will host a webcast and conference call at 9:00 a.m. (CT) on Wednesday, October 19, 2016, to discuss operating and financial results for the third quarter of 2016. To access the call for audio only, please call 1-844-378-6480. For the presentation materials and streaming audio, please access the webcast on the Investor Relations page of Franklin Synergy Bank's website at www.FranklinSynergyBank.com. For those unable to participate in the webcast, it will be archived for one year, with audio available for 90 days.

Safe Harbor for Forward-Looking Statements

This media release contains forward-looking statements. Such statements include, but are not limited to, projected sales, gross margin and net income figures, the availability of capital resources, and plans concerning products and market acceptance. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein.

Future operating results of the corporation are impossible to predict, and no representation or warranty of any kind can be made respecting the present or future accuracy of such forward-looking statements or the ability of the corporation to meet its obligations, and no such representation or warranty is to be inferred.

About the Company

Franklin Financial Network, Inc. is a financial holding company headquartered in Franklin, Tennessee. The Company's wholly owned bank subsidiary, Franklin Synergy Bank, a Tennessee-chartered commercial bank founded in November 2007 and a member of the Federal Reserve System, provides a full range of banking and related financial services with a focus on service to small businesses, corporate entities, local governments and individuals. With consolidated total assets of $2.70 billion at September 30, 2016, the Bank currently operates through 12 branches and one loan production office in the demographically attractive and growing Williamson, Rutherford and Davidson Counties, all within the Nashville metropolitan statistical area. Additional information about the Company, which is included in the NYSE Financial-100 Index, and the FTSE Russell 2000 Index, is available at www.FranklinSynergyBank.com.

FRANKLIN FINANCIAL NETWORK
CONSOLIDATED BALANCE SHEETS

(Amounts in thousands, except share data)	September 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Cash and due from financial institutions	$ 55,749	$ 52,394
Certificates of deposit at other financial institutions	1,055	250
Securities available for sale	670,756	575,838
Securities held to maturity (fair value 2016—$241,591 and 2015—$161,969)	235,050	158,200
Loans held for sale, at fair value	26,819	14,079
Loans	1,654,058	1,303,826
Allowance for loan losses	(15,590)	(11,587)

Net loans	1,638,468	1,292,239

Restricted equity securities, at cost	11,829	7,998
Premises and equipment, net	8,796	7,640
Accrued interest receivable	7,871	7,299
Bank owned life insurance	23,105	22,619
Deferred tax asset	5,590	9,430
Buildings held for sale	—	1,640
Foreclosed assets	—	200
Servicing rights, net	3,566	3,455
Goodwill	9,124	9,124
Core deposit intangible, net	1,612	2,043
Other assets	3,805	3,344

Total assets	$ 2,703,195	$ 2,167,792

LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
Non-interest bearing	$ 232,118	$ 176,742
Interest bearing	1,985,836	1,637,297

Total deposits	2,217,954	1,814,039
Federal funds purchased and repurchase agreements	45,843	101,086
Federal Home Loan Bank advances	162,000	57,000
Subordinated notes	58,292	—
Accrued interest payable	1,399	644
Other liabilities	8,063	6,207

Total liabilities	2,493,551	1,978,976
Shareholders' equity
Preferred stock, no par value: 1,000,000 shares authorized; Senior non-cumulative preferred stock, Series A, no par value, $1,000 liquidation value per share, 10,000 shares authorized; no shares outstanding at September 30, 2016 and 10,000 shares issued and outstanding at December 31, 2015	—	10,000
Common stock, no par value; 20,000,000 shares authorized; 10,757,483 and 10,571,377 issued and outstanding at September 30, 2016 and December 31, 2015, respectively	150,851	147,784
Retained earnings	51,592	31,352
Accumulated other comprehensive income (loss)	7,201	(320)

Total shareholders' equity	209,644	188,816

Total liabilities and shareholders' equity	$ 2,703,195	$ 2,167,792

FRANKLIN FINANCIAL NETWORK, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

(Amounts in thousands, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Interest income and dividends
Loans, including fees	$ 20,192	$ 14,744	$ 56,864	$ 38,071
Securities:
Taxable	3,889	3,462	11,402	9,084
Tax-Exempt	1,457	966	3,776	1,155
Dividends on restricted equity securities	133	100	354	250
Federal funds sold and other	53	29	175	80

Total interest income	25,724	19,301	72,571	48,640

Interest expense
Deposits	3,683	2,417	10,118	5,963
Federal funds purchased and repurchase agreements	69	69	237	232
Federal Home Loan Bank advances	215	79	511	225
Subordinated notes and other borrowings	1,082	—	1,820	—

Total interest expense	5,049	2,565	12,686	6,420

Net interest income	20,675	16,736	59,885	42,220
Provision for loan losses	1,392	1,724	4,095	3,154

Net interest income after provision for loan losses	19,283	15,012	55,790	39,066

Noninterest income
Service charges on deposit accounts	44	44	139	78
Other service charges and fees	845	679	2,245	1,987
Net gains on sale of loans	2,942	2,463	6,859	5,573
Wealth management	446	327	1,343	914
Loan servicing fees, net	(40)	84	(2)	187
Gain on sale of securities	430	5	1,535	529
Net gain on sale and write-down of foreclosed assets	30	3	36	30
Other	179	193	432	566

Total noninterest income	4,876	3,798	12,587	9,864

Noninterest expense
Salaries and employee benefits	7,979	6,208	22,099	17,960
Occupancy and equipment	2,001	1,683	5,563	4,961
FDIC assessment expense	570	362	1,388	792
Marketing	206	277	611	695
Professional fees	935	516	3,006	1,382
Amortization of core deposit intangible	138	160	431	499
Indirect expenses related to public offering	—	—	—	314
Other	1,879	1,647	5,354	4,443

Total noninterest expense	13,708	10,853	38,452	31,046

Income before income tax expense	10,451	7,957	29,925	17,884
Income tax expense	3,421	2,807	9,663	6,468

Net income	7,030	5,150	20,262	11,416
Dividends paid on Series A preferred stock	—	(25)	(23)	(75)

Net income available to common shareholders	$ 7,030	$ 5,125	$ 20,239	$ 11,341

Earnings per share:
Basic	$ 0.66	$ 0.49	$ 1.90	$ 1.17
Diluted	0.62	0.46	1.80	1.12

FRANKLIN FINANCIAL NETWORK, INC.
AVERAGE BALANCES(7) — ANALYSIS OF YIELDS & RATES (UNAUDITED)
(Amounts in thousands, except percentages)

	Three Months Ended September 30,
	2016			2015
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$ 1,620,347	$ 20,219	4.96%	$ 1,044,520	$ 14,763	5.61%
Securities available for sale(6)	671,725	4,084	2.42%	674,991	4,422	2.60%
Securities held to maturity(6)	233,986	2,203	3.75%	74,332	632	3.37%
Certificates of deposit at other financial institutions	941	4	1.69%	250	2	3.17%
Federal funds sold and other(2)	49,295	182	1.47%	52,279	127	0.96%

TOTAL INTEREST EARNING ASSETS	$ 2,576,294	$ 26,692	4.12%	$ 1,846,372	$ 19,946	4.29%
Allowance for loan losses	(14,508)			(8,576)
All other assets	86,466			74,570

TOTAL ASSETS	$ 2,648,252			$ 1,912,366
LIABILITIES & SHAREHOLDERS' EQUITY
Deposits:
Interest checking	$ 261,350	$ 256	0.39%	$ 246,584	$ 170	0.27%
Money market	617,913	957	0.62%	514,669	703	0.54%
Savings	51,235	40	0.31%	37,888	44	0.46%
Time deposits	1,080,666	2,430	0.89%	648,605	1,500	0.92%
Federal Home Loan Bank advances	86,783	215	0.99%	57,000	79	0.55%
Federal funds purchased and other(3)	44,974	69	0.61%	45,261	69	0.60%
Subordinated notes and other borrowings	58,285	1,082	7.39%	—	—	—

TOTAL INTEREST BEARING LIABILITIES	$ 2,201,206	$ 5,049	0.91%	$ 1,550,007	$ 2,565	0.66%
Demand deposits	224,387			169,451
Other liabilities	16,650			11,368
Total shareholders' equity	206,009			181,540

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,648,252			$ 1,912,366
NET INTEREST SPREAD(4)			3.21%			3.63%
NET INTEREST INCOME		$ 21,643			$ 17,381
NET INTEREST MARGIN(5)			3.34%			3.73%

(1)

Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.

(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Averages balances are average daily balances.

	Nine Months Ended September 30,
	2016			2015
	Average Balance	Interest Inc / Exp	Average Yield / Rate	Average Balance	Interest Inc / Exp	Average Yield / Rate
ASSETS:
Loans(1)(6)	$ 1,535,894	$ 56,933	4.95%	$ 933,950	$ 38,127	5.46%
Securities available for sale(6)	641,270	11,917	2.48%	532,754	9,628	2.42%
Securities held to maturity(6)	194,326	5,698	3.92%	58,587	1,358	3.10%
Certificates of deposit at other financial institutions	751	11	1.96%	250	5	2.67%
Federal funds sold and other(2)	55,583	518	1.24%	50,207	325	0.87%

TOTAL INTEREST EARNING ASSETS	$ 2,427,824	$ 75,077	4.13%	$ 1,575,748	$ 49,443	4.20%
Allowance for loan losses	(13,179)			(7,705)
All other assets	41,988			72,387

TOTAL ASSETS	$ 2,456,633			$ 1,640,430
LIABILITIES & SHAREHOLDERS' EQUITY
Deposits:
Interest checking	$ 292,013	$ 853	0.39%	$ 270,992	$ 605	0.30%
Money market	608,341	2,767	0.61%	451,054	1,918	0.57%
Savings	48,647	121	0.33%	34,018	117	0.46%
Time deposits	937,266	6,377	0.91%	464,945	3,323	0.96%
Federal Home Loan Bank advances	75,412	511	0.91%	42,890	225	0.70%
Federal funds purchased and other(3)	50,100	237	0.63%	47,330	232	0.66%
Subordinated notes and other borrowings	32,882	1,820	7.39%	—	—	—

TOTAL INTEREST BEARING LIABILITIES	$ 2,044,661	$ 12,686	0.83%	$ 1,311,229	$ 6,420	0.65%
Demand deposits	200,981			159,093
Other liabilities	12,707			7,753
Total shareholders' equity	198,284			162,355

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$ 2,456,633			$ 1,640,430
NET INTEREST SPREAD(4)			3.30%			3.55%
NET INTEREST INCOME		$ 62,391			$ 43,023
NET INTEREST MARGIN(5)			3.43%			3.65%

(1)

Loan balances include both loans held in the Bank's portfolio and mortgage loans held for sale and are net of deferred origination fees and costs. Non-accrual loans are included in total loan balances.

(2)	Includes federal funds sold, capital stock in the Federal Reserve Bank and Federal Home Loan Bank, and interest-bearing deposits at the Federal Reserve Bank and the Federal Home Loan Bank.
(3)	Includes repurchase agreements.
(4)	Represents the average rate earned on interest-earning assets minus the average rate paid on interest-bearing liabilities.
(5)	Represents net interest income (annualized) divided by total average earning assets.
(6)	Interest income and rates include the effects of tax-equivalent adjustments to adjust tax-exempt interest income on tax-exempt loans and investment securities to a fully taxable basis.
(7)	Averages balances are average daily balances.

FRANKLIN FINANCIAL NETWORK, INC.
SUMMARY QUARTERLY CONSOLIDATED FINANCIAL DATA (UNAUDITED)
(Amounts in thousands, except per share data and percentages)

	As of and for the three months ended
	Sept 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015
Income Statement Data ($):
Interest income	25,724	24,286	22,561	20,081	19,301
Interest expense	5,049	4,352	3,285	2,886	2,565
Net interest income	20,675	19,934	19,276	17,195	16,736
Provision for loan losses	1,392	1,567	1,136	1,876	1,724
Noninterest income	4,876	4,626	3,085	2,992	3,798
Noninterest expense	13,708	12,913	11,831	11,094	10,853
Net income before taxes	10,451	10,080	9,394	7,217	7,957
Income tax expense	3,421	3,081	3,161	2,553	2,807
Net income	7,030	6,999	6,233	4,664	5,150
Earnings before interest and taxes	15,500	14,432	12,679	10,103	10,522
Net income available to common shareholders	7,030	6,999	6,210	4,639	5,125
Earnings per share, basic	0.66	0.66	0.59	0.44	0.49
Earnings per share, diluted	0.62	0.62	0.56	0.41	0.46
Profitability (%)
Return on average assets	1.06	1.14	1.12	0.89	1.07
Return on average equity	13.58	14.48	12.90	9.82	11.25
Return on average tangible common equity	14.33	15.35	14.36	11.01	12.70
Efficiency ratio	53.65	52.58	52.91	54.95	52.85
Net interest margin(1)	3.19	3.33	3.56	3.39	3.60
Balance Sheet Data ($):
Loans (including HFS)	1,680,877	1,567,537	1,433,623	1,317,905	1,138,492
Loan loss reserve	15,590	14,253	12,676	11,587	9,744
Cash	56,804	72,050	62,054	52,394	47,658
Securities	905,806	909,531	746,781	734,038	756,554
Goodwill	9,124	9,124	9,124	9,124	9,124
Intangible assets (Sum of core deposit intangible and SBA servicing rights)	1,650	1,792	1,946	2,107	2,249
Assets	2,703,195	2,607,101	2,300,094	2,167,792	2,002,538
Deposits	2,217,954	2,249,735	1,953,573	1,814,039	1,714,594
Liabilities	2,493,551	2,402,825	2,108,184	1,978,976	1,814,928
Total equity	209,644	204,276	191,910	188,816	187,610
Common equity	209,644	204,276	191,910	178,816	177,610
Tangible common equity	198,870	193,360	180,840	167,585	166,237
Asset Quality (%)
Nonperforming loans/ total loans(2)	0.10	0.10	0.12	0.25	0.07
Nonperforming assets / (total loans(2) + foreclosed assets)	0.10	0.12	0.14	0.27	0.09
Loan loss reserve / total loans(2)	0.94	0.92	0.89	0.89	0.87
Net charge-offs / average loans	0.01	0.00	0.01	0.01	0.00
Capital (%)
Tangible common equity to tangible assets	7.39	7.45	7.90	7.77	8.35
Leverage ratio(3)	7.15	7.33	7.69	8.48	8.90
Common Equity Tier 1 ratio(3)	9.09	9.22	9.60	10.08	11.03
Tier 1 risk-based capital ratio(3)	9.09	9.22	9.60	10.51	11.52
Total risk-based capital ratio(3)	12.74	12.93	12.49	11.21	12.18

(1)	Net interest margins shown in the table above do not include tax-equivalent adjustments.
(2)	Total loans in this ratio exclude loans held for sale.
(3)

Capital ratios come from the Company's regulatory filings with the Board of Governors of the Federal Reserve System, and for September 30, 2016 the ratios are estimates since the Company's quarterly regulatory reports have not yet been filed.

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

Some of the financial data included in our selected historical consolidated financial information are not measures of financial performance recognized by GAAP. Our management uses these non-GAAP financial measures in its analysis of our performance:

  "Common shareholders' equity" is defined as total shareholders' equity at end of period less the liquidation preference value of the preferred stock;
  "Tangible common shareholders' equity" is common shareholders' equity less goodwill and other intangible assets;
  "Total tangible assets" is defined as total assets less goodwill and other intangible assets;
  "Other intangible assets" is defined as the sum of core deposit intangible and SBA servicing rights;
  "Tangible book value per share" is defined as tangible common shareholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets;
  "Tangible common shareholders' equity ratio" is defined as the ratio of tangible common shareholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets;
  "Return on Average Tangible Common Equity" is defined as annualized net income available to common shareholders divided by average tangible common shareholders' equity; and
  "Efficiency ratio" is defined as noninterest expenses divided by our operating revenue, which is equal to net interest income plus noninterest income.

We believe these non-GAAP financial measures provide useful information to management and investors that is supplementary to our financial condition, results of operations and cash flows computed in accordance with GAAP; however, we acknowledge that our non-GAAP financial measures have a number of limitations. As such, you should not view these disclosures as a substitute for results determined in accordance with GAAP, and they are not necessarily comparable to non-GAAP financial measures that other companies use. The following reconciliation table provides a more detailed analysis of these non-GAAP financial measures:

(Amounts in thousands, except share/ per share data and percentages)	As of or for the Three Months Ended
	Sept 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015
Total shareholders' equity	$ 209,644	$ 204,276	$ 191,910	$ 188,816	$ 187,610
Less: Preferred stock	—	—	—	10,000	10,000
Total common shareholders' equity	209,644	204,276	191,910	178,816	177,610
Common shares outstanding	10,757,483	10,689,481	10,586,592	10,571,377	10,524,630
Book value per share	$ 19.49	$ 19.11	$ 18.13	$ 16.92	$ 16.88
Total common shareholders' equity	$ 209,644	$ 204,276	$ 191,910	$ 178,816	$ 177,610
Less: Goodwill and other intangible assets	10,774	10,916	11,070	11,231	11,373
Tangible common shareholders' equity	$ 198,870	$ 193,360	$ 180,840	$ 167,585	$ 166,237
Common shares outstanding	10,757,483	10,689,481	10,586,592	10,571,377	10,524,630
Tangible book value per share	$ 18.49	$ 18.09	$ 17.08	$ 15.85	$ 15.80

Average total shareholders' equity	$ 206,009	$ 194,385	$ 194,383	$ 188,460	$ 181,540
Less: Average Preferred stock	—	—	9,231	10,000	10,000
Less: Average Goodwill and other intangible assets	10,855	11,006	11,165	11,309	11,469
Average tangible common shareholders' equity	$ 195,154	$ 183,379	$ 173,987	$ 167,151	$ 160,071

Net income available to common shareholders	$ 7,030	$ 6,999	$ 6,210	$ 4,639	$ 5,125
Average tangible common equity	195,154	183,379	173,987	167,151	160,071
Return on average tangible common equity	14.33%	15.35%	14.36%	11.01%	12.70%

Efficiency Ratio:
Net interest income	$ 20,675	$ 19,934	$ 19,276	$ 17,195	$ 16,736
Noninterest income	4,876	4,626	3,085	2,992	3,798
Operating revenue	25,551	24,560	22,361	20,187	20,534
Expense
Total noninterest expense	13,708	12,913	11,831	11,094	10,853
Efficiency ratio	53.65%	52.58%	52.91%	54.96%	52.85%

Annualized interest and fees from loans	$ 80,329	$ 76,136	$ 71,358	$ 61,506	$ 58,495
Average loans	1,620,347	1,497,556	1,364,467	1,232,218	1,044,520
Reported yield on loans(1)	4.96%	5.08%	5.23%	4.99%	5.60%
Annualized accretion income on acquired loans	$ 841	$ 1,108	$ 1,447	$ 1,409	$ 4,374
Less: Effect of accretion income on acquired loans	(0.05%)	(0.07%)	(0.11%)	(0.11%)	(0.42%)
Adjusted yield on loans	4.91%	5.01%	5.12%	4.88%	5.18%

(Amounts in thousands, except share/ per share data and percentages)	As of or for the Three Months Ended
	Sept 30, 2016	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sept 30, 2015
Annualized net interest income	$ 82,251	$ 80,174	$ 77,528	$ 68,219	$ 66,398
Average earning assets	2,576,294	2,404,060	2,177,905	2,009,481	1,846,372
Reported net interest margin(1)	3.19%	3.33%	3.56%	3.39%	3.60%
Annualized accretion income on acquired loans	$ 841	$ 1,108	$ 1,447	$ 1,409	$ 4,374
Effect of accretion income on acquired loans	(0.03%)	(0.05%)	(0.07%)	(0.07%)	(0.24%)
Annualized premium amortization on acquired deposits	$ —	$ —	$ —	$ —	$ 4
Effect of premium amortization of acquired deposits	(0.00%)	(0.00%)	(0.00%)	(0.00%)	(0.00%)
Net interest margin adjusted for purchase accounting adjustments	3.16%	3.28%	3.49%	3.32%	3.36%

(1)	The yields and margins reported in the table above do not include any tax-equivalent adjustments.

Investor Relations Contact:
Sarah Meyerrose
EVP, Chief Financial Officer
(615) 236-8344
sarah.meyerrose@franklinsynergy.com

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